FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE (this "AMENDMENT") is made and entered into as of this 1st day of April, 2002 by and between CROCKER REALTY TRUST, L.P., a Delaware limited partnership doing business in Georgia as Crocker Realty, L.P. ("LANDLORD") and INFOCROSSING, INC. f/k/a Computer Outsourcing Services, Inc., a Delaware corporation ("TENANT").

         WHEREAS, Landlord and Tenant made and entered into that certain Office Lease Agreement as of May 22, 2000 (the LEASE), pursuant to which Landlord leased to Tenant certain premises consisting of approximately 52,174 rentable square feet located in the building at 6620 Bay Circle Drive, Norcross, Gwinnett County, Georgia (as more particularly described in the Lease, the PREMISES); and

         WHEREAS, certain disputes have arisen between Landlord and Tenant regarding the compliance by each party with the terms of the Lease; and

         WHEREAS, the disputes have resulted in certain litigation (the "LITIGATION") styled as Infocrossing, Inc. v. Crocker Realty Trust, L.P.
d/b/a Crocker Realty, L.P., Case No. 01-A-9588-6, pending before the Superior Court of Gwinnett County, Georgia (the "COURT"); and

         WHEREAS, Landlord and Tenant have agreed to resolve such disputes and the Litigation, and have agreed as part of such resolution to amend the Lease to, among other things, reduce the amount of space leased by Tenant, increase the applicable rental rate on the reduced space, and provide for the payment of Minimum Rent (as defined in the Lease) annually in advance for the next five (5) years;

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend the Lease as follows:

1. The cover page of the Lease, entitled "Office Lease Agreement", shall be amended by replacing the figure "52,174" with the figure "30,607".

2. PARAGRAPH 1(A) of the Lease shall be amended to reduce the size of the "Premises" by replacing the first appearance of the figure "52,174" with the figure "30,607". PARAGRAPH 1(A) shall be further amended by replacing the second appearance of the figure "52,174" with the figure "52,968".

3.   In PARAGRAPH 1(B) of the Lease, the following amendments shall be made:

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          (i)  the phrase "and install on the roof of the Building" in the first sentence shall be replaced by "the portion of the roof directly over the Premises";
          (ii) the sentence that begins "Except as expressly" and ends with "for any purpose" shall be amended by replacing the phrase "the roof of the Building" with the phrase "the portion of the roof of the Building directly over the Premises";
          (iii) the sentence that precedes the numbered paragraphs shall be amended by replacing the phrase "the roof" with the phrase "the portion of the roof directly over the Premises";
          (iv) Subsection (F) shall be amended by replacing the phrase "the roof" in the second sentence before the "provided that" with the phrase "the portion of the roof directly over the Premises".

4. PARAGRAPH 1(C) of the Lease shall be amended by changing "One hundred percent (100%)" to "Fifty-seven and 78/100 percent (57.78%)", by changing "Twenty-eight and 56/100 percent (28.56%)" to "Sixteen and 68/100 percent (16.68%)", and by changing "182,684" to "183,478".

5. With regard to PARAGRAPH 2 of the Lease, the parties hereto confirm that the "Commencement Date" under the Lease occurred on July 4, 2000, and that the term of the Lease as amended hereby expires (unless earlier terminated pursuant to the terms of the Lease as so amended) on July 31, 2015 as per commencement date letter executed August 3, 2000.

6. PARAGRAPH 3(F) of the Lease shall be deleted in its entirety and shall be replaced by the following:

     "Tenant will deliver to Landlord an Irrevocable Letter of Credit (any letter of credit delivered hereunder, the "L/C") in the amount of THREE HUNDRED SIXTY SEVEN THOUSAND TWO HUNDRED EIGHTY-FOUR AND 00/100 DOLLARS ($367,284.00) (THE "REQUIRED AMOUNT") as security for Tenant's performance of all obligations hereunder. Upon the occurrence of an Event of Default by Tenant, Landlord may, at its option, draw upon the L/C on account of any rent or other sums owing by Tenant, and thereupon Tenant shall immediately increase the L/C (or provide a replacement L/C) so that Landlord will always have an L/C in the full Required Amount. Neither the L/C nor the proceeds thereof shall constitute liquidated damages with regard to an Event of Default by Tenant. From and after July 4, 2004, and provided that no default or Event of Default exists hereunder on the date that any replacement L/C or L/C amendment is tendered to Landlord, the Required Amount shall be reduced to Two Hundred Ninety-Three Thousand Eight Hundred Twenty-Seven and 20/100 ($293,827.20). From and after July 4, 2005, and provided that no default or Event of Default then exists hereunder on the date that any replacement L/C or L/C amendment is tendered to Landlord, the Required Amount shall be reduced to Two Hundred Twenty Thousand Three Hundred Seventy and 40/100 Dollars ($220,370.40). From and after July 4,

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

     2006, and provided that no default or Event of Default exists hereunder on the date that any replacement L/C, L/C amendment or cash security deposit is tendered to Landlord, Tenant shall be entitled to replace the then-existing L/C with an L/C (or, at Tenant's option, a cash security deposit (a "DEPOSIT")) in an amount equal to the Minimum Rent and Additional Rent for the three (3) calendar months following the date that the replacement collateral is presented to Landlord. If at any time Tenant would be entitled pursuant to this Paragraph to replace the L/C with an L/C in a smaller amount but for the existence of a default hereunder, Tenant shall have the right to make such replacement once the default has been cured by Tenant so long as in the interim the default has not become an Event of Default. In any case where Tenant is entitled to present an L/C in a reduced Required Amount, Tenant shall have the right either (I) to replace the existing L/C with a new L/C in the reduced Required Amount, or
     (II) to have the L/C amended by the issuing bank to reflect such reduction. Landlord agrees to cooperate with Tenant to effect such reduction or amendment by, among other things, confirming Tenant's right to implement same to the issuing bank, PROVIDED THAT under no circumstance shall Landlord be required to surrender the L/C in its possession until a complying replacement has been provided to Landlord. Tenant shall maintain with Landlord an L/C or Deposit in the amounts required hereunder for the entire Term. Upon full payment and performance of this Lease by Tenant (including without limitation, final payment of any Additional Rent owed by Tenant and the return of possession of the Premises to Landlord in the condition required hereunder), Landlord shall return to Tenant the L/C (or the Deposit, as applicable) after drawing or applying any rental or other sums owed by Tenant pursuant to this Lease. Tenant shall at all times have a valid, enforceable L/C (or Deposit, when permitted) posted with Landlord in the amount required hereunder. Should Tenant at any time fail to replace an expiring L/C with a new L/C in the amount then required hereunder at least ten (10) days prior to expiration, Landlord shall have the right to draw on the existing L/C and may hold the funds drawn as a Deposit hereunder. The form and content of any L/C provided hereunder, and the acceptability of the financial institution providing same, shall at all times be subject to the Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed. Any Deposit held hereunder may be held in whatever lawful manner Landlord may choose, and Landlord shall be entitled to any interest as it may accrue on such Deposit. Upon the occurrence of an Event of Default by Tenant, Landlord may, at its option, apply all or any part of any Deposit on account of any rent or other sums owing by Tenant, and thereupon Tenant shall immediately redeposit with Landlord the amount so applied in order that Landlord will always have the full Deposit on hand throughout the term of this Lease. The Deposit shall never constitute liquidated damages."

7. PARAGRAPH 8 of the Lease shall be amended by adding the words "serving the Premises" after the word "equipment" in the first sentence of the second paragraph of that Paragraph.

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

8. PARAGRAPH 9 of the Lease shall be amended by adding the words "for the Premises" to the end of Subsection 9(a) after the word "services".

9. PARAGRAPH 12 of the Lease shall be amended by deleting the first sentence thereof, and adding the following in its place: "Tenant shall not be entitled to install any signage on the Building or the exterior of the Premises (other than identification signage on the door of the Premises) without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed."

10. The first paragraph of PARAGRAPH 18 of the Lease shall be amended (I) by redesignating it as subparagraph (a), (II) by adding the phrase "(a) Subject to certain conditions set forth in Paragraph 18(b) below," to the beginning thereof, and (III) by adding the phrase "(except when such payment is made pursuant to the express terms hereof)" after the phrase "one (1) month in advance".

11. The second paragraph of PARAGRAPH 18 of the Lease shall be deleted in its entirety and replaced in its entirety by the following:

     "(b) The subordination of the Lease to any mortgage (as defined in Paragraph 32(l) hereof) that is made by Landlord after April 1, 2002 is expressly conditioned on the execution and delivery by the associated mortgagee (as defined in Paragraph 32(l) hereof) of a non-disturbance agreement that provides that (a) Tenant will not be named or joined in any proceeding to enforce the mortgagee's interest unless required by law in order to perfect the proceeding, (b) enforcement of the mortgagee's interest shall not terminate the Lease or disturb Tenant in the possession and use of the Premises (except in the case where Tenant is in default under the Lease beyond any applicable notice and cure period), and (c) any party succeeding to the interest of Landlord as a result of the enforcement of the holder's interest shall be bound to Tenant under all the terms, conditions and covenants of the Lease for the balance of the term thereof, with the same force and effect as if such party were the original Landlord under this Lease. Landlord and Tenant agree that any non-disturbance agreement in form and substance substantially similar to the form attached hereto as Exhibit H shall satisfy the requirements of this Paragraph. Landlord shall have no obligation to Tenant to obtain any such non-disturbance agreement; instead, should Landlord fail to obtain such a non-disturbance agreement, the Lease will not be subordinate to such mortgage."

12. Notwithstanding anything else to the contrary in the Lease (as amended hereby), the subordination of the Lease to the existing deed to secure debt encumbering the Property made in favor of Principal Life Insurance Company ("PRINCIPAL") shall be subject to the receipt by Tenant of a letter from Principal, in the form attached hereto as EXHIBIT "E". Landlord hereby agrees to obtain such a letter from Principal contemporaneously with

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

     Landlord's execution of this Amendment and deliver same to Tenant promptly thereafter. Tenant shall reimburse Landlord for any charges assessed by Principal in connection with obtaining such letter (up to $500.00) promptly upon request therefor by Landlord. Landlord hereby represents to Tenant that the existing deed to secure debt made in favor of Principal is the only deed to secure debt made by Landlord and having the Premises as security thereunder that is unsatisfied as of the date hereof.

13. The Atlanta-area "copy to" notice address for Landlord set forth on page 20 of the Lease shall be changed from "2675 Paces Ferry Road, Suite 320, Atlanta, Georgia 30339, Attn: Mr. Christopher L. Becker, Facsimile: (770) 435-7080" to "2951 Flowers Road South, Suite 100, Atlanta, Georgia, 30341,
     Attn: Mr. Chris Becker, Facsimile: (770) 458-8949".

14. Notwithstanding any contrary term in the Lease (as amended hereby), Landlord shall not have any obligation, liability or responsibility with regard to the tenant improvements that Tenant has made to or constructed in the Premises including, without limitation, the obligation to insure same, to rebuild or restore same in connection with a casualty or condemnation, or to assure that same are in compliance with any applicable laws, statutes, ordinances, rules and regulations.

15. EXHIBIT "A" to the Lease shall be replaced by EXHIBIT "A" hereto. EXHIBIT "B" to the Lease shall be replaced by EXHIBIT "B" hereto. EXHIBIT "C" to the Lease shall also be replaced by EXHIBIT "B" hereto. EXHIBIT "D" to the Lease shall be replaced by EXHIBIT "D" hereto.

16. Paragraph 5 of EXHIBIT "G" to the Lease is hereby deleted. Paragraph 9 shall be limited to application in circumstances in which Tenant has exercised its rights under Paragraph 5, and shall be amended to include as the address for "Guarantor" the same address as is set forth for Tenant on the signature page of the Lease (as amended hereby).

17. Pursuant to this Amendment, the Premises is being reduced in size from 52,174 rentable square feet to 30,607 rentable square feet. The portion of the Premises being returned by Tenant to Landlord (the "RETURN SPACE") is reflected in the difference between the existing EXHIBIT "B" to the Lease and the replacement EXHIBIT "B" attached to this Amendment. Landlord shall have control over the Return Space immediately upon the execution hereof by Landlord, and Tenant's access thereto shall be limited to that provided in Sections 17 and 18 of this Amendment. Landlord shall also have reasonable access to the Premises, in addition to its rights of access under the Lease, for all matters necessary or desirable in the re-demising of the Return Space, for a period of time through and including April 19, 2002. Tenant shall use reasonable efforts to comply with such access rights. Without limiting the generality of the foregoing, and notwithstanding any other contrary terms in the Lease (as amended hereby), Landlord shall have the right (but not the obligation) to re-configure the utility service to the Building, including electricity, gas, water and sewer, so as to permit the re-demising and re-letting of the Return Space as a space separate from

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

     the Premises. In connection with such re-demising, and without limiting the generality of the foregoing, Landlord shall be entitled to remove from the Premises the switchgears, transfer switches and other related electrical equipment set forth on EXHIBIT "F" hereto and to cause an electrical transformer to be disconnected from the Premises, moved from the Exterior Areas (as defined in the Lease) and attached to the electrical facilties in the Return Space. In connection with such re-demising, Tenant shall cause the two existing interior doorways between the Premises and the Return Space to be sealed. Such sealing shall be completed by Tenant between April 17, 2002 and April 19, 2002. Tenant shall cause such doorways to be sealed in such a fashion so that the entire demising wall of which they are a part will be fire rated to the same one hour rating as the demising wall is prior to the sealing. Landlord and Tenant hereby each agree to conduct their activities in connection with the re-demising of the Premises and the Return Space in such a fashion so as to minimize (to the extent reasonably possible) the disruption caused by such re-demising on the business conducted in the other's premises. Tenant shall remove any and all property in which it claims an interest from the Return Space no later than April 19, 2002, and Landlord shall provide Tenant with reasonable access to the Return Space for the purpose of such removal. Tenant shall repair any and all damage to the Return Space caused by, or existing as a result of, such removal on or before April 19, 2002. Should Tenant fail to do so, Landlord may make such repairs and Tenant shall reimburse Landlord for the reasonable cost of such repairs promptly upon invoice therefor. After the removal of all of its property, Tenant shall on or before April 19, 2002, return the Return Space to a broom clean condition. Other than the foregoing obligations, Landlord will accept the Return Space "as is" PROVIDED THAT such acceptance "as is" shall not relieve Tenant of any liability that it would otherwise have under Paragraphs 4(a) or 24(a)(ii) of the Lease with respect to the Return Space. After April 19, 2002, Tenant shall have no right whatsoever to the Return Space, access thereto, or any property located therein, except as provided for in Section 18 below. To the extent that any property remains in the Return Space after April 19, 2002, Landlord shall have the right to dispose of same as it sees fit, and shall not be required to account to Tenant for any such property or any proceeds realized therefrom. Tenant shall reimburse Landlord for the reasonable costs of the disposal of such property, and shall indemnify Landlord for any claims of third parties with respect thereto. Notwithstanding anything in this Section, Tenant shall not have the obligation to remove any raised flooring from the Return Space. Such raised flooring shall remain or become the property of Landlord, and Landlord may retain or remove such raised flooring as it sees fit in its sole discretion.

18.  Notwithstanding anything to the contrary set forth in the Lease or this
     Amendment: (i) Landlord and Tenant shall each have access to the common utility closets depicted on Exhibit "B" hereto; (ii) Landlord shall have the right at reasonable times on reasonable notice to enter the Premises to maintain and repair the portion of the wet sprinkler system and plumbing lines remaining in the Premises that serve the Return Space (Tenant having

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

     also agreed that such sprinklers and plumbing lines may remain therein); and (iii) Tenant shall have the right at reasonable times on reasonable notice to enter the Return Space to maintain and repair communication and other cabling and wiring above the ceiling plenum of the Return Space (Landlord having also agreed that such communications and other cabling and wiring may remain therein).

19. The obligations of Tenant under the Lease (as amended hereby) with regard to Operating Expenses and Taxes for the calendar year 2002 shall be assessed in two parts: January 1, 2002 through and including March 31, 2002, and April 1, 2002 through and including December 31, 2002. Tenant's Proportionate Share for the first period will be as set forth in the Lease prior to this Amendment, and Tenant's Proportionate Share for the second period shall be as set forth in the Lease as amended hereby.

20. Contemporaneously with the execution hereof by Tenant, Tenant shall pay to Landlord $524,634.64 (the "MINIMUM RENT Payment"). The payment of the Minimum Rent Payment shall constitute the payment in full of the Minimum Rent under the Lease (as amended hereby) for the period from April 1, 2002 through and including March 31, 2003. Such payment shall not affect the obligation of Tenant to make any other payments due under the Lease (as amended hereby) with regard to such period including, without limitation, any payments due for Operating Expenses, Taxes or other Additional Rent.

21. Notwithstanding the terms of the Lease including, without limitation, the terms of Paragraph 3 of the Lease, Tenant shall be obligated to pay in full the entire amount of the Minimum Rent for (I) the months of April 2003 - March 2004 on or before March 31, 2003, (II) the months of April 2004 - March 2005 on or before March 31, 2004, (III) the months of April 2005-March 2006 on or before March 31, 2005, and (IV) the months of April 2006-March 2007 on or before March 31, 2006. The making of any such payment by Tenant shall not affect the obligation of Tenant to make any other payments due under the Lease (as amended hereby) for the associated time period including, without limitation, any payments due for Operating Expenses, Taxes or other Additional Rent. Landlord shall have the right, as to any payment required by the terms of this Section 21, to waive the right to require Tenant to pay one (1) year's Minimum Rent in advance by providing written notice to Tenant of such waiver. Should Landlord provide such notice, Tenant shall not be required to make such advance payment, but instead shall be required to pay such Minimum Rent in monthly installments as otherwise required by Paragraph 3 of the Lease. Landlord shall have the right to provide such notice as to any or all of the payments required by this Section 21.

22. Substantially contemporaneously with the execution of this Amendment by Landlord, Landlord has drawn upon the letter of credit presently securing the Lease (the "EXISTING LETTER OF CREDIT") in an amount equal to $523,226.87. Such a draw has been utilized by Landlord to satisfy the

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    monthly obligations of Tenant for Minimum Rent, Operating Expenses and
     Taxes under the Lease for the period from September, 2001, through and including March, 2002. Tenant hereby consents to and ratifies in all respects such draw and such application. Landlord hereby affirms that, after such draw and application, there are not any other monthly rental amounts, Operating Expenses, or Taxes due for such period under the Lease (as amended), other than any amount that will be due for the period from January 1, 2002, through and including March 31, 2002, as part of the year-end reconciliation for Taxes and Operating Expenses for the calendar year 2002. Landlord hereby waives any claim for late fees or interest with regard to the amounts satisfied by such draw and application. Contemporaneously with the execution hereof, Tenant shall deliver to Landlord a replacement letter of credit, in form and content and from a financial institution reasonably satisfactory to Landlord, in the amount of Three Hundred Sixty-Seven Thousand Two Hundred Eighty-Four and 00/100 dollars ($367,284.00)(the "REPLACEMENT LETTER OF Credit"). Such Replacement Letter of Credit shall not expire for at least one (1) year from the date of delivery. Once presented, the Replacement Letter of Credit shall constitute the L/C for all purposes under the Lease (as amended hereby). Once the Replacement Letter of Credit has been provided to Landlord, Landlord will return the Existing Letter of Credit to Tenant. Failure by Tenant to timely present to Landlord the Replacement Letter of Credit shall constitute an Event of Default under the Lease (as amended hereby). Landlord hereby agrees that (I) the form of L/C attached hereto as EXHIBIT "G" is acceptable to Landlord for the Replacement L/C, and (II) Wachovia Bank, National Association and Fleet Bank, N.A. are acceptable financial institutions for the purposes of this Section 22.

23.  This Amendment shall be effective as of April 1, 2002.

24. Contemporaneously with the execution and delivery hereof, Tenant and Landlord shall execute a mutual dismissal of the Litigation with prejudice and shall file same with the Court. Landlord and Tenant hereby represent and warrant to one another that they are not aware of any default by the other under the Lease as of the date hereof other than those alleged in the pleadings filed in the Litigation, and that all such known defaults (and any related claims, liabilities, losses, costs and expenses) have been resolved herein and are hereby waived. Each party shall bear its own costs as to the Litigation.

25. Notwithstanding anything else contained in the Lease as amended, Tenant shall be entitled to utilize no more than fifty-eight (58) of the parking spaces located in the parking lots contiguous to the Building, on an unassigned, rent free basis, for the daily parking of passenger vehicles by its employees and visitors. Such use shall be in common with any other tenants of the Building. Should Tenant repeatedly utilize more than the number of parking spaces to which it is entitled pursuant hereto and fail to discontinue any overutilization within three (3) business days after written notice of such overutilization from Landlord, Landlord may (acting reasonably) assign fifty-eight (58) specific parking spaces to Tenant for

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     use by Tenant on a rent free basis for the daily parking of passenger vehicles by its employees and visitors.

26.  MISCELLANEOUS PROVISIONS.

     a. TIME IS OF THE ESSENCE. Time is of the essence with respect to each party's obligations under this Amendment.

     b. GOVERNING LAW. This Amendment shall be governed by the laws of the State of Georgia.

     c. ENTIRE AGREEMENT. This Agreement and the documents and instruments referenced herein represent the entire agreement of the parties with respect to the subject matter hereof, and supercede any prior oral or written understandings with respect thereto.

     d. LEASE IN FULL FORCE AND EFFECT. Except as modified herein, the Lease remains in full force and affect, and represents a binding and enforceable agreement by and between Landlord and Tenant, enforceable in accordance with its terms.

     e. SEVERABILITY. If any provision of this Amendment shall be determined to be illegal, invalid or unenforceable, such determination shall not affect any other provision of this Amendment and all such other provisions shall remain in full force and effect, and in lieu of each such provision that is found to be illegal, invalid or unenforceable, a provision shall be added as part of this Amendment that is as similar to the illegal, invalid or unenforceable provision as may be possible and be legal, valid or enforceable. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions.

     f. CAPTIONS. The captions and headings contained in this Amendment are not part of this Amendment, are for convenience only and do not in any way limit, amplify or modify the terms and provisions of this Amendment, and shall have no effect upon the construction or interpretation of any part hereof.

     g. MULTIPLE COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

     h. SUCCESSORS AND ASSIGNS. The Lease, as amended hereby, shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     i. AMENDMENTS. None of the covenants, terms or conditions of this Amendment to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed and delivered by both parties.

     j. AUTHORITY. By their respective signatures below, each of Landlord and Tenant hereby acknowledge, represent and warrant that they are duly organized and existing, that they are qualified to do business in the State of Georgia and are in good standing with the State of Georgia, that they have full right and authority to enter into this Amendment,

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

          and that the persons signing on their behalf were authorized to do so by all necessary action.

     k. TENANT BROKERS. Tenant hereby represents and warrants to Landlord that no broker, finder or other agent (a "BROKER") was involved on Tenant's behalf in the negotiation or consummation of this Amendment, and that no Broker claiming by or through Tenant will be entitled to a commission or other compensation as a result of the execution of this Amendment or the performance of the parties hereunder. Tenant hereby agrees to indemnify and hold harmless Landlord for any claims, obligations, losses, costs or expenses incurred by Landlord as a result of (I) the falsity of the representation and warranty contained in this Section 26(k), or (II) any claims by any Broker for any compensation with regard to this Amendment where the Broker claims that its right to such compensation arises in whole or in part through the acts or omissions of Tenant (and through no act or omission of Landlord).

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     l.   LANDLORD BROKERS. Landlord hereby represents and warrants to Tenant that no Broker was involved on Landlord's behalf in the negotiation or consummation of this Amendment, and that no Broker claiming by or through Landlord will be entitled to a commission or other compensation as a result of the execution of this Amendment or the performance of the parties hereunder. Landlord hereby agrees to indemnify and hold harmless Tenant for any claims, obligations, losses, costs or expenses incurred by Tenant as a result of (I) the falsity of the representation and warranty contained in this Section 26(l), or (II) any claims by any Broker for any compensation with regard to this Amendment where the Broker claims that its right to such compensation arises in whole or in part through the acts or omissions Landlord (and through no act or omission of Tenant).

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the day and year first above written.

               LANDLORD:

               CROCKER REALTY TRUST, L.P., a Delaware limited partnership

                    By: CRT-LLP, a Delaware limited liability company, its sole general partner

                         By: Crocker Operating Partnership, L.P., a Delaware limited partnership, its sole member

                              By:  Crocker Realty Trust, Inc., a Maryland
                              corporation, its sole general partner

                                By:         /s/
                                Print Name: Christopher L. Becker
                                Title:  Vice President
 Date of execution: ____________


                                    [SIGNATURES CONTINUE ON SUBSEQUENT PAGE]

                                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                    TENANT:

                                    INFOCROSSING, INC. f/k/a Computer
                                    Outsourcing Services, Inc., a Delaware
                                    corporation


                                    By:            /s/
                                    Print Name:  Zach Lonstein
                                    Title:  Chairman & CEO


Date of execution: as of April 1, 2002

                                   EXHIBIT "A"

                         (Legal Description of Property)

                                   EXHIBIT "B"

                          (Premises and Exterior Areas)

                                   EXHIBIT "D"
                                 (Minimum Rent)

FROM          TO              PSF      MONTHLY                   PERIOD TOTAL

04/01/02    07/31/02         $16.86   $43,002.84                 $172,011.34
08/01/02    07/31/03         $17.28   $44,077.91                 $528,934.87
08/01/03    07/31/04         $17.71   $45,179.85                 $542,158.24
08/01/04    07/31/05         $18.16   $46,309.35                 $555,712.20
08/01/05    07/31/06         $18.61   $47,467.08                 $569,605.00
08/01/06    07/31/07         $19.08   $48,653.76                 $583,845.13
08/01/07    07/31/08         $19.55   $49,870.10                 $598,441.26
08/01/08    07/31/09         $20.04   $51,116.86                 $613,402.29
08/01/09    07/31/10         $20.54   $52,394.78                 $628,737.35
08/01/10    07/31/11         $21.06   $53,704.65                 $644,455.78
08/01/11    07/31/12         $21.58   $55,047.26                 $660,567.17
08/01/12    07/31/13         $22.12   $56,423.45                 $677,081.35
08/01/13    07/31/14         $22.67   $57,834.03                 $694,008.39
08/01/14    07/31/15         $23.24   $59,279.88                 $711,358.60

                                   EXHIBIT "E"

                               (Principal Letter)


                                                     As of April 1, 2002


BY FEDERAL EXPRESS

Infocrossing, Inc.
2 Christie Heights Street
Leonia, New Jersey 07605

               Re: Subordination, Non-Disturbance, and Attornment Agreement (the "Agreement") between Principal Life Insurance Company, as Lender ("Lender"), Crocker Realty Trust, L.P., as Landlord ("Landlord"), and Infocrossing, Inc., successor in interest to COMPUTER OUTSOURCING SERVICES, INC., AS TENANT ("TENANT")

Dear Sir or Madam:

         This letter confirms that the Agreement shall affect both: (i) that certain lease (the "Lease") dated May 22, 2000 between Landlord and Tenant; and
(ii) that certain First Amendment to Lease (the "First Amendment") dated as of April 1, 2002 by and between Landlord and Tenant, and the term the "Lease", as used in the Agreement, shall be deemed to refer to the Lease as amended by the First Amendment.

                                                     Sincerely,



                        PRINCIPAL LIFE INSURANCE COMPANY


                                 By:  _______________________________
                                        Name:
                                        Its: Authorized Signatory

Acknowledged and Agreed:

LANDLORD:

CROCKER REALTY TRUST, L.P.
doing business in Georgia as CROCKER REALTY, L.P.
         By:      CRT-GP, LLC its sole general partner
                  By:      Crocker Operating Partnership, L.P.
                           its sole member

                           By:________________________________

                                    Name:
                                    Its:



TENANT:

INFOCROSSING, INC.


By:___________________
Printed Name:__________
Title:_________________

                                   EXHIBIT "F"

                                   (Equipment)


1)       General Electric Dead Front Switchboard #A-812720

2)       General Electric Dead Front Switchboard #C472530

3)       Westinghouse Transfer Switch attached to Item #2

4)       Transformer Located in Exterior Area (Currently Unused)

                                   EXHIBIT "G"

                           (Form of Letter of Credit)